Exhibit 10.1

Janice K. Brewer, Governor Thomas J. Betlach, Director 801 East Jefferson, Phoenix, AZ 85034 PO Box 25520, Phoenix, AZ 85002 Phone: 602-417-4000 www.azahcccs.gov	Our first care is your health care ARIZONA HEALTH CARE COST CONTAINMENT SYSTEM

March 22, 2013

Health Choice Arizona

Mike Uchrin

Chief Executive Officer

410 N. 44th St., Suite 900

Phoenix, AZ 85008

Subject:	Notification of Contract Awards RFP YH14-0001

Dear Mr. Uchrin:

AHCCCS is awarding Health Choice Arizona an Acute Care contract under RFP number YH14-0001 in the following Geographic Service Area(s) (GSAs) with the capitation rate components specified in the attached document.

•	GSA 4 – Apache, Coconino, Mohave, Navajo

•	GSA 8 – Gila, Pinal

•	GSA 10 – Pima

•	GSA 12 – Maricopa

Please countersign and return this contract award letter no later than 16 days from the date of this award letter (April 8, 2013, 5:00 p.m., Arizona time). This information must be emailed to Michael Veit, AHCCCS Contracts and Purchasing Administrator, at Michael.Veit@azahcccs.gov with a copy to Meggan Harley, AHCCCS Procurement Manager, at Meggan.Harley@azahcccs.gov. Please ensure all emails are followed by a hard copy submission to Michael Veit, AHCCCS, Division of Business and Finance, 701 E. Jefferson St., MD 5700, Phoenix, AZ 85034.

In the event that you do not accept this contract award, or fail to return this award letter by April 8, 2013, 5:00 p.m., Arizona time, AHCCCS may withdraw this contract award.

The public will be notified of the awards when the Acute/CRS RFP YH14-0001 Procurement File is made available for public inspection on the AHCCCS website on March 22, 2013. The Offeror may refer to the Procurement File for information regarding contract awards for CYE 2014.

If you have any questions regarding this letter please contact Meggan Harley at (602) 417-4538.

Sincerely,

/s/ Michael Veit
Michael Veit
Contracts and Purchasing Administrator Division of Business and Finance

Enclosure

/s/ Mike Uchrin Mike Uchrin
Chief Executive Officer
Health Choice Arizona

Acute Care RFP Bid Template - Health Choice Arizona

Gross Medical Component by Risk Group and GSA

Risk Group	GSA 2	GSA 4 Award	GSA 6	GSA 8 Award	GSA 10 Award	GSA 12 Award	GSA 14
TANF < 1	$—	$410.21	$—	$442.25	$427.17	$463.43	$—
TANF 1-13	$—	$91.38	$—	$88.02	$76.96	$92.76	$—
TANF 14-44 F	$—	$221.96	$—	$229.85	$189.06	$210.74	$—
TANF 14-44 M	$—	$154.93	$—	$143.37	$117.33	$137.66	$—
TANF 45+	$—	$372.31	$—	$405.83	$319.51	$375.78	$—
SSIW	$—	$103.12	$—	$115.66	$111.00	$147.57	$—
SSIW/O	$—	$846.82	$—	$673.01	$712.05	$746.20	$—
AHCCCS Care	$—	$384.75	$—	$373.02	$298.76	$387.44	$—
Delivery Supp	$—	$5,109.50	$—	$5,237.17	$5,161.69	$5,447.17	$—

Administrative Component by Risk Group and GSA

Risk Group	GSA 2	GSA 4	GSA 6	GSA 8	GSA 10	GSA 12	GSA 14
TANF < 1	$—	$25.84	$—	$27.86	$27.13	$32.44	$—
TANF 1-13	$—	$6.03	$—	$5.81	$5.08	$6.68	$—
TANF 14-44 F	$—	$13.98	$—	$14.48	$12.01	$14.75	$—
TANF 14-44 M	$—	$10.23	$—	$9.46	$7.74	$9.91	$—
TANF 45+	$—	$23.46	$—	$25.57	$20.29	$26.30	$—
SSIW	$—	$6.50	$—	$7.29	$7.05	$10.33	$—
SSIW/O	$—	$55.89	$—	$44.42	$47.00	$53.73	$—
AHCCCS Care	$—	$25.39	$—	$24.62	$19.72	$27.90	$—
Delivery Supp	$—	$337.23	$—	$345.65	$340.67	$392.20	$—

These are the awarded rate components. Final adjusted rates including reinsurance, premium tax, risk contingency and any program or other changes, as identified in the RFP, will be issued at a later date.